EXHIBIT 10.1.3

THIS SECOND AMENDMENT TO MASTER LEASE AGREEMENT (this “Second Amendment”) is made and entered into this 30th day of September, 2003, by and between VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and THI OF OHIO AT CHARDON, LLC, THI OF OHIO AT GREENBRIAR NORTH, LLC, TRANS HEALTHCARE OF OHIO, INC., THI OF OHIO ALFS AT THE COMMONS, LLC, THI OF MARYLAND AT SOUTH RIVER, LLC, MILLENNIUM HEALTH AND REHABILITATION CENTER OF FORESTVILLE, LLC, AND MILLENNIUM HEALTH AND REHABILITATION CENTER OF ELLICOTT CITY, LLC (collectively, “Tenant”) and shall be deemed effective, as to Section 1, 2 and 3, as of November 1, 2002 and as to the remaining Sections, as of date hereof (the “Effective Date”).

RECITALS

WHEREAS, Tenant and Landlord are parties to that certain Master Lease Agreement dated as of November 1, 2002 (the “Original Lease”);

WHEREAS, Tenant and Landlord amended the Original Lease pursuant to that certain First Amendment to Master Lease Agreement by and between Tenant and Landlord dated as of April 28, 2003, and effective as of the Effective Date (the “First Amendment” and together with the Original Lease, the “Lease”);

WHEREAS, initially capitalized terms used but not defined herein shall the meaning ascribed to such term in the Lease; and

WHEREAS, at the request of Tenant, the parties desire to amend the Lease on the terms hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending to be legally bound, agree to incorporate the foregoing recitals as if the same were more particularly set forth in the body of this Second Amendment and further agree as follows:

1. Portfolio Coverage Ratio and Coverage Ratio.

1.1. The following definition is added to Section 2 of the Lease:

“Rent Expense” shall mean lease payments computed under and in accordance with GAAP, exclusive of any non-cash adjustment under GAAP for the straight lining of rent

1.2. The definition of “Portfolio Coverage Ratio” is hereby deleted in its entirety and replaced with the following definition:

“Portfolio Coverage Ratio” shall mean the ratio of (i) the Cash Flow for all of the Facilities for the applicable period; to (ii) Fixed Rent and all other debt service and Rent Expense relating to such Facilities, excepting, however, any interest payment under any Approved Accounts Receivable Financing or any other corporate financing approved in writing by Landlord in Landlord’s sole discretion, in any event to the extent actually incurred, or allocated, as to a Facility, for the applicable period.

1.3. The following definition is added to Section 2 of the Lease:

“Approved Accounts Receivable Financing” shall mean, collectively, those certain financings (i) in the maximum principal amount of $12,000,000 pursuant to that certain Revolving Credit and Security Agreement dated as of December 31, 2002 between CapitalSource Finance, LLC (“CapitalSource”) and Tenants and certain Borrowers (“CapitalSource Borrowers”); and (ii) in the maximum principal amount of $8,000,000 pursuant to that certain Revolving Credit and Security Agreement dated as of December 31, 2002 between certain affiliates of CapitalSource Borrowers and CapitalSource.

1.4. The definition of “Coverage Ratio” is hereby deleted in its entirety and replaced with the following definition:

“Coverage Ratio” shall mean the ratio of (i) Cash Flow of any Facility for the applicable period; to (ii) the Fixed Rent payments allocated to such Facility and all other debt service and Rent Expense relating to such Facility for the applicable period, excepting, however, any interest payment under any Approved Accounts Receivable Financing or any other corporate financing approved in writing by Landlord in Landlord’s sole discretion, in any event to the extent actually incurred, or allocated, as to a Facility, for the applicable period.

1.5. Section 8.2.6.1 of the Lease is hereby deleted in its entirety and replace with the following Section 8.2.6.3

8.2.6.1 Coverage Ratio. Tenant shall maintain for each fiscal quarter a Coverage Ratio with respect to each Facility (other than St. Agnes identified on Schedule 1 to the Lease (“St. Agnes”), The Commons at Greenbriar identified on Schedule 1 to the Lease (“Greenbriar Commons”) and Greenbriar Quality Care identified on Schedule 1 to the Lease (“Greenbriar Quality”)) of not less than 1.00 to 1.00. Tenant shall maintain for each fiscal quarter from and after (and including) the third fiscal quarter in calendar year 2003 a Coverage Ratio (a) with respect to each of St. Agnes of not less than 1.00 to 1.00 and (b) with respect to Greenbriar Commons and Greenbriar Quality collectively of not less than 1.00 to 1.00.

1.6. Section 8.2.6.3 of the Lease is hereby deleted in its entirety and replaced with the following Section 8.2.6.3:

8.2.6.3 Portfolio Coverage Ratio. Tenant shall maintain for each fiscal quarter a Portfolio Coverage Ratio of (i) 1.20 to 1.00 for each fiscal quarter in calendar year 2003 and (ii) 1.25 to 1.00 for each fiscal quarter thereafter.

2. Minimum Occupancy.

2.1. Section 8.2.6.4 of the Lease is hereby deleted in its entirety and replaced with the following Section 8.2.6.4:

8.2.6.4 Occupancy.

8.2.6.4.1 Minimum Occupancy. Tenant shall maintain a minimum occupancy rate in the applicable Facility (other than Greenbriar Commons and the Greenbriar Hospital Facility identified on Schedule 1 to the Lease (“Greenbriar Hospital”)) of seventy-five percent (75%) by patients for which full reimbursement is provided in accordance with the terms of the applicable Facility Providers. Tenant shall maintain a minimum occupancy rate from and after (and including) the third fiscal quarter in calendar year 2003 (i) in the Greenbriar Commons of fifty percent (50%); and (ii) in the Greenbriar Hospital of thirty-five percent (35%), in the case of any of clause (i) or (ii), by patients for which full reimbursement is provided in accordance with the terms of the applicable Facility Providers

8.2.6.4.2 Portfolio Minimum Occupancy. Tenant shall maintain an aggregate minimum occupancy rate in all of the Facilities for each quarter of eighty percent (80%) by patients for which full reimbursement is provided in accordance with the terms of the applicable Facility Provider Agreements.

3. Events of Default. Section 17.1.2 of the Lease is hereby is hereby deleted in its entirety and replaced with the following Section 17.1.2:

17.1.2 Certain Covenant Defaults.

17.1.2.1 Tenant fails to observe or perform any term, covenant or agreement on its part to be performed or observed pursuant to Section 3.4.3, Section 8.1.17, Section 8.2.1, Section 8.2.6.2, Section 8.2.6.3, Section 8.2.6.4.2, Section 8.3, Section 14.2, Section 14.5, Section 12, item (f) of Section 13, or Section 14.1.

17.1.2.2 Tenant fails to observe or perform the covenants on its part to be performed or observed pursuant to Section 8.2.6.1; provided, however, that it shall not be an Event of Default if no more than two (2) Facilities fail to meet the Coverage Ratio required thereby so long as such Facility or Facilities has or have not failed to maintain the Coverage Ratio required thereby for the four immediately preceding fiscal quarters.

17.1.2.3 Tenant fails to observe or perform the covenant on its part to be performed pursuant to Section 8.2.6.4.1; provided, however, that it shall not be an Event of Default if no more than two (2) Facilities fails to meet the minimum occupancy rate required thereby so long as such Facility or Facilities has or have not failed to maintain the minimum occupancy rate required thereby for the four immediately preceding fiscal quarters.

4. Monthly Census Information. As soon as available, and in any event within fifteen (15) Business Days after the end of each calendar month, Tenant shall furnish to Landlord, in hard copy and electronic format, the Census Information, which shall be accompanied by, in hard copy and electronic format, a then-current occupancy report for each Facility and such other information as Landlord shall reasonably request.

5. Financial Reporting. Delivery of the quarterly and annual financial statements contemplated by Sections 25.2 and 25.3 of the Lease shall be reported using the template being delivered by Landlord to Tenant as of the date hereof, a hard copy of which is attached hereto as Exhibit A, and shall be accompanied by a checklist in the form attached hereto as Exhibit B, completed by Tenant; provided, however, that the use of such template and such checklist shall not excuse Tenant from any financial reporting requirement under the Lease Documents. Section 25.4 of the Lease is hereby amended by deleting the words “debt to equity ratio” from clause (ii).

6. Monthly Financial Reporting. As soon as available, and in any event within ten (10) Business Days after the end of each calendar month, Tenant shall furnish to Landlord, in hard copy and electronic format, a report on the accounts receivable financing of each Tenant specifying the income from such accounts receivable, the disposition of such income and amounts borrowed under such accounts receivable financing, together with such other information as Landlord shall require.

7. Delivery Requirements. This Second Amendment shall not be effective until such time as all of the following conditions shall have been satisfied or waived, as determined by Landlord. Landlord’s execution and delivery of this Second Amendment shall constitute Landlord’s agreement that such conditions have been satisfied, subject to any written agreement between Landlord and Tenant to the contrary.

7.1. Amendment Documents. Landlord shall have received a duly executed copy of each of this Second Amendment, the Second Amendment to Mezzanine Loan Agreement and the Second Amendment to Guaranty (collectively, the “Amendment Documents”), all of which documents shall be held in escrow pending Landlord’s review and approval (in Landlord’s sole discretion) of Tenant’s financial reports for the second fiscal quarter of the 2003 calendar year. All of the Delivery Requirements in each Amendment Document shall have been satisfied as set forth in such Amendment Document.

7.2. Legal Opinions. Landlord shall have received legal opinions in form and substance satisfactory to Landlord.

7.3. Expenses. Tenant shall have paid all costs and expenses incurred by Landlord as of such date, including, without limitation, the transaction costs specified in Section 10 hereof, a summary of which has been provided to Tenant by Landlord on or prior to the date hereof

7.4. Financial Information. Landlord shall have received financial information relating to Tenant that is satisfactory to Landlord including, without limitation, (i) financial projections for calendar years 2004 and 2005; (ii) all quarterly financial information for the second fiscal quarter of the 2003 calendar year required to be delivered by Tenant to Landlord; and (iii) a complete financial package, satisfactory to Landlord, related to the properties encumbered by the Primary Loan.

7.5. Other Lease Payments. Tenant’s demonstration to Landlord’s satisfaction that other lease payments on the Facilities are related to adjustments for the new rent allocations and that LIBOR interest is related to the interest payable to GTCR Fund VI, L.P. that is allocated to each Facility.

7.6. No Material Adverse Change. There shall not have occurred a material adverse change with respect to the property, business, operations or prospects of the Tenant or the Facilities, as determined by Landlord.

7.7. Additional Matters. Landlord shall have received such other certificates, opinions, documents and instruments as may have been requested by Landlord. All corporate and other proceedings, all other documents and all legal matters entered into or delivered in connection with the transactions contemplated by this Second Amendment shall be satisfactory in form and substance to Landlord.

8. Certification. From and after the date hereof, any and all financial or other information delivered by Tenant, or any of them, to Landlord (regardless of whether such information is required to be delivered pursuant to the Lease) shall be accompanied by a then executed certificate in the form attached as Exhibit C attached hereto.

9. Representations and Warranties of Tenants. Without limiting in any way any representation or warranty in the Lease or any document executed in connection therewith (collectively, the “Lease Documents”), each Tenant represents and warrants that as of the date hereof:

9.1. Organization. Tenant (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to carry on its business as now being conducted and (iii) has the requisite power to execute and deliver, and perform its obligations under, this Agreement.

9.2. Authorization. The execution and delivery by Tenant of this Agreement and Tenant’s performance of its obligations hereunder (i) have been duly authorized by all requisite action on the part of Tenant, (ii) will not violate any provision of any applicable legal requirements, any order, writ, decree, injunction or demand of any court or other governmental authority, any organizational document of Tenant or any indenture or agreement or other instrument to which Tenant is a party or by which Tenant is bound and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Tenant pursuant to, any indenture or agreement or instrument. Except for those obtained or filed on or prior to the date hereof, Tenant is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Second Amendment. This Second Amendment has been duly authorized, executed and delivered by Tenant.

9.3. Full and Accurate Disclosure. No statement of fact made by or on behalf of Tenant in this Second Amendment or in any other document or certificate delivered to Landlord by Tenant contains any untrue statement of a material fact or omits to state any material fact necessary to makes statements contained herein or therein not misleading, including, without limitation, all of the financial information delivered by any Tenant or Affiliate of Tenant prior or simultaneous to the execution of this Second Amendment, all of which Tenant hereby acknowledges were relied upon by Lender in executing this Second Amendment. There is no fact presently known to Tenant which has not been disclosed to Landlord which materially adversely affects, nor as far as Tenant can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Tenant.

9.4. Enforceability. This Second Amendment is a legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles.

9.5. No Defaults. To Tenant’s actual knowledge, no Event of Default or monetary default under the Lease or under any of the other Lease Documents has occurred or with the passage of time, giving of notice or both will exist.

9.6. No Offsets or Defenses. Through the date of this Second Amendment, and to Tenant’s knowledge, Tenant neither has nor claims any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Second Amendment, the Lease or any of the other Lease Documents. In addition, Tenant covenants and agrees with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists about which Tenant has knowledge as of the date of this Second Amendment, Tenant hereby irrevocably and expressly waives the right to assert such matter.

9.7. Damage or Injury. Since the Closing Date, no Facility has been materially injured or damaged by fire or other casualty.

9.8. Change. Since the Closing Date, no material adverse change with respect to any Facility or Tenant has occurred.

9.9. Representation and Warranties in Lease Agreement. All of the representations and warranties made by the Tenants in the Lease remain true and correct as if made on the date hereof, except those representations and warranties as to which the facts or circumstances causing such representations and warranties to not be true and correct would not have a material adverse effect.

9.10. Survival of Representations and Warranties. Without in any way limiting any provision of any Lease Document which provides for a longer period of survival, Tenant hereby agrees that (i) all representations and warranties made by Tenant in this Second Amendment shall continue for so long as any amount remains owing under the Second Amendment, and (ii) all representations, warranties, covenants and agreements made in this Second Amendment shall be deemed to have been relied upon by Landlord notwithstanding any investigation heretofore or hereafter made by Landlord.

10. Transactions Costs. Each Tenant agrees to pay on the date hereof all costs and expenses incurred by Landlord in connection with this Second Amendment, including, without limitation, all legal fees of Landlord’s counsel and travel costs. Each Tenant shall pay its respective costs and expenses incurred in connection with this Second Amendment.

11. Modifications. This Second Amendment may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

12. Severability. In case any provision of this Second Amendment shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Further Assurances. Each Tenant shall execute and deliver such further instruments and perform such further acts as may be reasonably requested by Landlord from time to time to confirm the provisions of this Second Amendment and the Lease Documents to carry out more effectively the purposes of this Second Amendment and the Lease Documents, or to confirm the priority of any lien created by any of the Lease Documents.

14. Successors and Assigns. This Second Amendment applies to, inures to the benefit of, and binds all parties hereof, their heirs, legatees, devisees, administrators, executors, and permitted successors and assigns.

15. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions of said State.

16. Entire Agreement. This Second Amendment constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements and understandings with respect to the matters set forth herein.

17. Full Force and Effect. The Lease Documents remain in full force and effect. None of the representations, warranties or covenants contained herein shall in no way limit in any way any representation, warranty or covenant contained in any Lease Document. This Second Amendment shall constitute a “Lease Document” as defined herein.

18. Second Amendment Controlling. This Second Amendment is considered by the parties to the Lease to be an integral part of such Lease. If there is any conflict between the terms of the Lease and this Second Amendment, the terms of this Second Amendment shall control. Except as expressly amended herein, all other terms, agreements, and conditions of the Lease shall remain unmodified and in full force and effect.

19. Counterparts/Fax Signatures. This Second Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one in the same agreement. Confirmation of the execution of this Second Amendment by telex or by telecopy or telefax of a facsimile page(s) executed by the parties shall be binding upon the parties hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to Master Lease Agreement to be executed as of the date first above written.

LANDLORD:

Witness:		VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

/s/ Kimberly S. Tobin		By:	VENTAS, INC., a Delaware corporation

Name:	Kimberly S. Tobin

			By:	/s/ T. Richard Riney

/s/ Jill Jones			Name:	T. Richard Riney

Name:	Jill Jones		Title:	Executive Vice President and General Counsel

TENANT:

Witness:		THI OF OHIO AT CHARDON, LLC

/s/ Robin K. Partridge		THI OF OHIO AT GREENBRIAR NORTH, LLC

Name:	Robin K. Partridge

TRANS HEALTHCARE OF OHIO, INC.

/s/ Vonnie L. Cromwell		THI OF OHIO ALFs AT THE COMMONS, LLC

Name:	Vonnie L. Cromwell

THI OF MARYLAND AT SOUTH RIVER, LLC

MILLENNIUM HEALTH AND REHABILITATION CENTER OF FORESTVILLE, LLC

MILLENNIUM HEALTH AND REHABILITATION CENTER OF ELLICOTT CITY, LLC

		By:	/s/ Anthony F. Misitano

		Name:	Anthony F. Misitano

		Title:	President

GUARANTOR HEREBY AGREES AND CONSENTS TO THIS SECOND AMENDMENT TO MASTER LEASE AGREEMENT:

GUARANTOR:

TRANS HEALTHCARE, INC., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

TRANS HEALTHCARE OF OHIO, INC., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THI OF OHIO ALFS, INC., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THI PROPERTIES, INC., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THI SERVICES CORP., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THI SPECIALTY HOSPITALS OF OHIO, INC., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

TRANS HEALTH MANAGEMENT, INC., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THI OF MARYLAND, INC., a Delaware corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

PHYSICAL THERAPY PLUS, INC., a Pennsylvania corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

DALE J. CORDIAL, PT, INC., a Pennsylvania corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

DALE J. CORDIAL, PT, INC., NUMBER 4, a Pennsylvania corporation

By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THE PT GROUP OF PENN HILLS, a Pennsylvania general partnership

By:	TRANS HEALTHCARE, INC., a Delaware corporation, its Partner

	By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THE PT GROUP PHYSICAL THERAPY FOR WOMEN, a Pennsylvania general partnership

By:	DALE J. CORDIAL, PT, INC., a Pennsylvania corporation, its Partner

	By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THE PT GROUP OF MOON TOWNSHIP, a Pennsylvania general partnership

By:	DALE J. CORDIAL, PT, INC., NUMBER 4, a Pennsylvania corporation, its Partner

	By:	/s/ Anthony F. Misitano

Name: Anthony F. Misitano Title: President

THI THERAPY CONCEPTS, LLC, a Delaware limited liability company

By:	/s/ Jeffrey A. Barnhill

Name: Jeffrey A. Barnhill Title: Vice-President

THI SERVICES OF MARYLAND, LLC, a Delaware limited liability company

By:	/s/ Jeffrey A. Barnhill

Name: Jeffrey A. Barnhill Title: Vice-President